Exhibit 99.1

Eton Pharmaceuticals Announces Acquisition of Rare Disease Product Candidate ET-600

— Product is targeting a rare pediatric endocrinology condition —

— Potential for NDA submission in Q2 2024 —

DEER PARK, Ill., March. 15, 2023 (GLOBE NEWSWIRE) — Eton Pharmaceuticals (“Eton” or “the Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the acquisition of rare disease product candidate ET-600 from Tulex Pharmaceuticals. ET-600 is an innovative product candidate under development for the treatment of an endocrinology condition that is estimated to impact less than 5,000 pediatric patients in the United States.

“As a rare disease product that builds on our established presence in pediatric endocrinology, ET-600 is a perfect strategic fit for our portfolio” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “We have repeatedly heard from physicians about their need for this product to effectively and safely treat their pediatric patients, so we look forward to working to bring this potential new treatment option to market.”

Eton expects to submit a New Drug Application (NDA) for the product to the U.S. Food and Drug Administration in the second quarter of 2024, which could allow for an approval and launch of the product in early 2025. If approved, ET-600 is expected to be a patent-protected, durable product that can generate significant long-term revenue and profit for the company.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has three FDA approved products in ALKINDI SPRINKLE®, Carglumic Acid tablets, and Betaine Anhydrous for Oral Solution, and four late-stage pipeline candidates under development with dehydrated alcohol injection, ZENEO® hydrocortisone autoinjector, ET-400, and ET-600. In addition, the Company receives royalties on three FDA-approved products and is entitled to receive milestone payments on other products. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: Eton Pharmaceuticals